Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8 filed on or about September 8, 2004) pertaining to the 2004 Incentive Plan of Dril-Quip, Inc. and to the incorporation by reference therein of our report dated March 5, 2004, with respect to the consolidated financial statements of Dril-Quip, Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

September 7, 2004